Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 2014, relating to the consolidated financial statements, the effectiveness of Connecticut Water Service Inc.’s internal control over financial reporting, and schedule of Connecticut Water Service Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ ParenteBeard LLC

Philadelphia, Pennsylvania

May 8, 2014